UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2018 (June 4, 2018)

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 4, 2018, CVS Health Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Following the receipt of stockholder approval at the Annual Meeting as described in Item 5.07 of this Current Report on Form 8-K, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation reducing the ownership threshold for stockholders to call special meetings from 25% to 15% of the voting power of the Company’s outstanding capital stock, subject to certain requirements (the “Certificate of Amendment”). In addition, the Company filed (i) a Certificate of Retirement with respect to the Company’s Series I ESOP Convertible Preference Stock (of which no shares are currently issued and outstanding) (the “Certificate of Retirement”) pursuant to Section 242(a)(7) of the Delaware General Corporation Law and (ii) a Restated Certificate of Incorporation of the Company, integrating all amendments to date to the Company’s Certificate of Incorporation pursuant to Section 245 of the Delaware General Corporation Law. The foregoing certificates were filed with the Secretary of State of the State of Delaware on June 4, 2018 and were effective as of such date.

In addition, the Company had previously resolved to amend and restate the By-laws of the Company, contingent upon receipt of stockholder approval of the Certificate of Amendment described above, reflecting the same reduction in the ownership threshold required for stockholders to call special meetings of stockholders that is in the Certificate of Amendment, as well as making certain minor clarifications and conforming changes.

The foregoing descriptions of the Certificate of Amendment, Certificate of Retirement, Restated Certificate of Incorporation, and By-laws of the Company do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits attached hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the stockholders of the Company at the Annual Meeting. The proposals below are described in detail in the proxy statement filed by the Company on April 24, 2018 (the “Proxy Statement”). At the Annual Meeting, the 12 nominees for director were elected to the Company’s Board of Directors for a term of one year (Proposal 1). In addition, management proposals regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 (Proposal 2), a non-binding resolution regarding approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Proposal 3), and an amendment to the Company’s Certificate of Incorporation as described above (Proposal 4), were approved. In addition, a stockholder proposal requesting a by-law regarding confidential voting on executive pay matters (Proposal 5) was rejected.

	For	Against	Abstained	Broker Non-Votes
1. The election, for one-year terms, of persons nominated for directors, all as set forth in the Company’s Proxy Statement, was approved by the following votes:
Richard M. Bracken	774,560,830	3,155,955	1,440,047	105,740,384
C. David Brown II	759,035,621	18,620,357	1,500,854	105,740,384
Alecia A. DeCoudreaux	775,242,048	2,539,395	1,375,389	105,740,384
Nancy-Ann M. DeParle	775,424,784	2,347,382	1,384,666	105,740,384
David W. Dorman	755,980,617	21,716,488	1,459,727	105,740,384
Anne M. Finucane	765,724,340	12,036,410	1,396,082	105,740,384
Larry J. Merlo	772,932,498	4,765,259	1,459,075	105,740,384
Jean-Pierre Millon	764,566,575	13,135,116	1,455,141	105,740,384
Mary L. Schapiro	775,205,892	2,584,442	1,366,498	105,740,384

Richard J. Swift	653,558,284	124,125,322	1,473,226	105,740,384
William C. Weldon	765,577,076	12,138,660	1,441,096	105,740,384
Tony L. White	766,544,621	11,240,477	1,371,734	105,740,384
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018, as set forth in the Company’s Proxy Statement, was approved by the following vote:	864,664,074	18,847,601	1,385,541	—
3. Company proposal to approve, by a non-binding vote, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	708,755,845	67,720,755	2,680,232	105,740,384
4. Company proposal to approve an amendment to the Company’s Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting, as set forth in the Company’s Proxy Statement, was approved by the following vote:	768,380,907	9,354,521	1,421,404	105,740,384
5. Stockholder proposal requesting a by-law regarding confidential voting on executive pay matters was rejected by the following vote:	32,520,988	740,930,059	5,705,785	105,740,384

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

3.1A	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CVS Health Corporation

3.1B	Certificate of Retirement of Series One ESOP Convertible Preference Stock of CVS Health Corporation

3.1C	Restated Certificate of Incorporation of CVS Health Corporation

3.2	By-laws of CVS Health Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/: Colleen M. McIntosh
Colleen M. McIntosh Senior Vice President, Corporate Secretary and Assistant General Counsel

Dated: June 5, 2018